Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER RESULTS

•                  Reported sales of $379 million, up 2% year-over-year driven by PVI acquisition; organic sales flat

•                  GAAP EPS of $0.79, down 5%; adjusted EPS of $0.83, up 11%

•                  GAAP operating margin of 11.8%, down 50 bps year-over-year; adjusted operating margin of 12.5%, up 60 bps year-over-year

•                  Reaffirming full year 2017 outlook

North Andover, MA…August 2, 2017.  Watts Water Technologies, Inc. (NYSE: WTS) today announced second quarter 2017 results. Sales of $379 million increased 2% compared to the same period in 2016. Second quarter GAAP EPS was $0.79 as compared to $0.83 for the same period last year. Last year’s GAAP EPS included an $8.3 million after-tax gain from the sale of a China subsidiary. Adjusted for special items, second quarter EPS was $0.83 as compared to $0.75 for the same period last year.  Adjusted earnings improved primarily from operational improvement driven by productivity and restructuring initiatives.  A summary of second quarter financial results is as follows:

(In millions, except per share information)	Second quarter ended
	July 2, 2017	July 3, 2016	% Change

Sales	$378.5	$371.1	2%

Net income	$27.2	$28.6	(5)%

Diluted earnings per share	$0.79	$0.83	(5)%

Special items	0.04	(0.08)

Adjusted earnings per share	$0.83	$0.75	11%

Commenting on operating results, Chief Executive Officer Robert J. Pagano Jr., said, “We are pleased with our second quarter results, which were in line with our expectations.  We had another solid quarter operationally, driven by ongoing benefits from our transformation initiatives. This enabled us to deliver record adjusted operating margin and adjusted EPS for the second consecutive quarter.  For the first half of 2017, we delivered double digit adjusted earnings growth and strong adjusted operating margin, and we are reaffirming our full year outlook.”

Financial Highlights

•                  Organic sales were flat compared to the second quarter last year; adjusted operating margin expanded 60 basis points. From a regional perspective:

•                  Americas’ organic sales were down 1% with growth in plumbing and drains products offset by anticipated lower heating and hot water product sales and headwinds in the retail and specialty sectors.  Adjusted operating margin was flat as benefits from productivity and transformation efforts were offset by anticipated dilution from the PVI  acquisition and investments.

•                  Europe’s organic sales were flat with growth in drains and electronics products offset by a decline in water and plumbing products.  Adjusted operating margin expanded 60 basis points driven by sales mix, productivity and restructuring savings.

•                  APMEA’s organic sales were up 2% with growth in China offset by anticipated product rationalization. Adjusted operating margin increased 380 basis points, benefiting from incremental affiliate sales and productivity initiatives.

•                  PVI delivered sales of approximately $14 million during the quarter, up double digits year-over-year and in line with our expectations.

•                  For the first six months of 2017, operating cash flow was $9 million, net capital expenditures were $11 million and free cash outflow was approximately $2 million.  In the comparable period last year, operating cash flow was $8 million, net capital expenditures were approximately $19 million and free cash outflow was approximately $11 million.  Free cash flow increased due to the lower capital spending in 2017, which is mostly timing related.  We expect continued improvement in free cash flow during the second half of 2017, due to normal seasonality.

•                  The Company repurchased approximately 73,000 shares of Class A common stock at a cost of approximately $4.5 million during the second quarter.  Year-to-date, we have purchased approximately 142,000 shares at a cost of approximately $9 million, which offset dilution from our stock compensation programs.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2017 on Thursday, August 3, 2017, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until August 3, 2018.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected improvement in free cash flow during the year, our long-term growth strategy, our transformation and restructuring initiatives and the timing and expected costs and savings associated with those initiatives.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2017	2016	2017	2016
Net sales	$378.5	$371.1	$725.7	$715.3
Cost of goods sold	221.8	220.4	425.2	429.4
GROSS PROFIT	156.7	150.7	300.5	285.9
Selling, general and administrative expenses	110.2	110.5	217.8	213.1
Restructuring	1.7	3.2	2.2	4.6
Gain on disposition	—	(8.7)	—	(8.7)
OPERATING INCOME	44.8	45.7	80.5	76.9
Other expense (income):
Interest income	(0.2)	(0.3)	(0.4)	(0.5)
Interest expense	5.0	5.5	9.8	12.2
Other expense (income), net	0.2	(0.9)	0.5	(3.1)
Total other expense	5.0	4.3	9.9	8.6
INCOME BEFORE INCOME TAXES	39.8	41.4	70.6	68.3
Provision for income taxes	12.6	12.8	21.7	23.5
NET INCOME	$27.2	$28.6	$48.9	$44.8

BASIC EPS
NET INCOME PER SHARE	$0.79	$0.83	$1.42	$1.30
Weighted average number of shares	34.5	34.5	34.5	34.4
DILUTED EPS
NET INCOME PER SHARE	$0.79	$0.83	$1.42	$1.30
Weighted average number of shares	34.5	34.5	34.5	34.5
Dividends declared per share	$0.19	$0.18	$0.37	$0.35

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	July 2,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$217.5	$338.4
Trade accounts receivable, less allowance for doubtful accounts of $15.1 million at July 2, 2017 and $14.2 million at December 31, 2016	245.5	198.0
Inventories, net:
Raw materials	81.5	81.5
Work in process	16.6	13.7
Finished goods	160.7	144.2
Total Inventories	258.8	239.4
Prepaid expenses and other assets	37.0	40.5
Assets held for sale	2.9	3.1
Total Current Assets	761.7	819.4
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	521.3	498.1
Accumulated depreciation	(329.7)	(308.4)
Property, plant and equipment, net	191.6	189.7
OTHER ASSETS:
Goodwill	544.7	532.7
Intangible assets, net	194.6	202.5
Deferred income taxes	2.7	3.0
Other, net	16.6	15.9
TOTAL ASSETS	$1,711.9	$1,763.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$110.1	$101.1
Accrued expenses and other liabilities	122.3	136.8
Accrued compensation and benefits	45.8	48.5
Current portion of long-term debt	37.9	139.1
Total Current Liabilities	316.1	425.5
LONG-TERM DEBT, NET OF CURRENT PORTION	510.4	511.3
DEFERRED INCOME TAXES	51.2	48.6
OTHER NONCURRENT LIABILITIES	37.0	41.5

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,840,962 shares at July 2, 2017 and 27,831,013 shares at December 31, 2016	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,379,290 shares at July 2, 2017 and December 31, 2016	0.6	0.6
Additional paid-in capital	543.7	535.2
Retained earnings	372.1	348.5
Accumulated other comprehensive loss	(122.0)	(150.8)
Total Stockholders’ Equity	797.2	736.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,711.9	$1,763.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in millions)
(Unaudited)

	Six Months Ended
	July 2,	July 3,
	2017	2016
OPERATING ACTIVITIES
Net income	$48.9	$44.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14.6	14.7
Amortization of intangibles	11.1	10.2
Loss on disposal and impairment of property, plant and equipment and other	0.6	1.9
Gain on disposition	—	(8.3)
Gain on acquisition	—	(1.7)
Stock-based compensation	6.9	7.3
Deferred income tax	2.3	(0.4)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(41.5)	(30.6)
Inventories	(13.1)	(5.5)
Prepaid expenses and other assets	2.6	1.8
Accounts payable, accrued expenses and other liabilities	(23.4)	(26.4)

Net cash provided by operating activities	9.0	7.8

INVESTING ACTIVITIES
Additions to property, plant and equipment	(11.0)	(19.2)
Proceeds from the sale of property, plant and equipment	0.1	—
Net proceeds from the sale of assets, and other	1.9	—
Business acquisitions, net of cash acquired	0.1	(2.1)

Net cash used in investing activities	(8.9)	(21.3)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	20.0	530.0
Payments of long-term debt	(126.3)	(500.7)
Payment of capital leases and other	(4.3)	(1.1)
Proceeds from share transactions under employee stock plans	0.5	2.7
Tax benefit of stock awards exercised	—	0.2
Payments to repurchase common stock	(9.0)	(17.6)
Debt issuance costs	—	(2.1)
Dividends	(12.8)	(12.0)
Net cash used in financing activities	(131.9)	(0.6)
Effect of exchange rate changes on cash and cash equivalents	10.9	4.6
DECREASE IN CASH AND CASH EQUIVALENTS	(120.9)	(9.5)
Cash and cash equivalents at beginning of year	338.4	296.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$217.5	$286.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in millions)
(Unaudited)

Net Sales

	Second Quarter Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

Americas	$250.5	$239.5	$479.2	$461.8
Europe*	110.7	114.3	215.6	222.6
APMEA*	17.3	17.3	30.9	30.9
Total	$378.5	$371.1	$725.7	$715.3

Operating Income (Loss)

	Second Quarter Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

Americas	$39.6	$35.4	$70.7	$63.5
Europe*	12.7	10.2	25.1	20.0
APMEA*	1.8	9.8	2.8	11.5
Corporate	(9.3)	(9.7)	(18.1)	(18.1)
Total	$44.8	$45.7	$80.5	$76.9

Intersegment Sales

	Second Quarter Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

Americas	$3.6	$3.4	$6.4	$6.2
Europe*	4.0	3.0	7.9	5.8
APMEA*	20.4	16.0	40.0	41.1
Total	$28.0	$22.4	$54.3	$53.1

* 2016  results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition related costs, gains on acquisition and disposition,  the related income tax impacts on these items and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, which allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1
RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP
EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS
(Amounts in millions, except per share information)
(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2017	2016	2017	2016

Net sales	$378.5	$371.1	$725.7	$715.3

Operating income - as reported	$44.8	$45.7	$80.5	$76.9
Operating margin %	11.8%	12.3%	11.1%	10.8%

Adjustments for special items:
Acquisition related costs
- Acquisition costs	—	—	0.2	0.1
- Purchase accounting adjustment	—	0.5	—	0.5
	—	0.5	0.2	0.6

Restructuring	1.7	3.2	2.2	4.6

Gain on disposition	—	(8.7)	—	(8.7)

Deployment costs related to transformation activities
- Europe transformation	0.2	0.1	0.4	0.1
- Americas & APMEA transformation	0.6	3.3	2.4	7.9
	0.8	3.4	2.8	8.0

Total adjustments for special items	$2.5	$(1.6)	$5.2	$4.5

Operating income - as adjusted	$47.3	$44.1	$85.7	$81.4
Adjusted operating margin %	12.5%	11.9%	11.8%	11.4%

Net income - as reported	$27.2	$28.6	$48.9	$44.8

Adjustments for special items - tax affected:
Acquisition related costs
- Acquisition costs	—	—	0.1	0.1
- Gain on acquisition	—	—	—	(1.0)
- Purchase accounting adjustment	—	0.4	—	0.4
	—	0.4	0.1	(0.5)

Restructuring	1.1	2.2	1.5	3.0

Gain on disposition	—	(8.3)	—	(8.3)

Deployment costs related to transformation activities
- Europe transformation	0.1	0.1	0.3	0.1
- Americas & APMEA transformation	0.4	2.0	1.5	4.9
	0.5	2.1	1.8	5.0
Other Items
- Tax adjustments	(0.1)	1.0	(1.3)	1.6

Total Adjustments for special items - tax affected:	$1.5	$(2.6)	$2.1	$0.8

Net income - as adjusted	$28.7	$26.0	$51.0	$45.6

Diluted earnings per share - as reported	$0.79	$0.83	$1.42	$1.30
Adjustments for special items	0.04	(0.08)	0.06	0.02
Diluted earnings per share - as adjusted	$0.83	$0.75	$1.48	$1.32

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	July 2, 2017					July 3, 2016
	Americas	Europe*	APMEA*	Corporate	Total	Americas	Europe*	APMEA*	Corporate	Total

Net sales	$250.5	110.7	17.3	—	378.5	$239.5	114.3	17.3	—	371.1

Operating income (loss) - as reported	$39.6	12.7	1.8	(9.3)	44.8	$35.4	10.2	9.8	(9.7)	45.7
Operating margin%	15.8%	11.5%	10.4%		11.8%	14.8%	8.9%	56.6%		12.3%

Adjustments for special items	$1.8	0.3	0.4	—	2.5	$4.1	2.6	(8.2)	(0.1)	(1.6)

Operating income (loss) — as adjusted	$41.4	13.0	2.2	(9.3)	47.3	$39.5	12.8	1.6	(9.8)	44.1

Adjusted operating margin%	16.5%	11.8%	13.0%		12.5%	16.5%	11.2%	9.2%		11.9%

	Six Months Ended					Six Months Ended
	July 2, 2017					July 3, 2016
	Americas	Europe*	APMEA*	Corporate	Total	Americas	Europe*	APMEA*	Corporate	Total

Net sales	$479.2	215.6	30.9	—	725.7	$461.8	222.6	30.9	—	715.3

Operating income (loss) - as reported	$70.7	25.1	2.8	(18.1)	80.5	$63.5	20.0	11.5	(18.1)	76.9
Operating margin%	14.8%	11.6%	9.1%		11.1%	13.8%	9.0%	37.2%		10.8%

Adjustments for special items	$4.3	0.5	0.4	—	5.2	$9.0	3.0	(7.5)	—	4.5

Operating income (loss) — as adjusted	$75.0	25.6	3.2	(18.1)	85.7	$72.5	23.0	4.0	(18.1)	81.4

Adjusted operating margin%	15.7%	11.9%	10.4%		11.8%	15.7%	10.3%	12.9%		11.4%

* 2016 results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Second Quarter Ended
	Americas	Europe*	APMEA*	Total

Reported net sales July 2, 2017	$250.5	$110.7	$17.3	$378.5
Reported net sales July 3, 2016	239.5	114.3	17.3	371.1
Dollar change	$11.0	$(3.6)	$—	$7.4
Net Sales % increase (decrease)	4.6%	-3.1%	0.0%	2.0%
Decrease due to foreign exchange	0.3%	3.1%	1.7%	1.2%
(Increase) due to acquisition	-5.6%	—	—	-3.6%
subtotal	-5.3%	3.1%	1.7%	-2.4%
Organic sales (decrease) increase	-0.7%	0.0%	1.7%	-0.4%

	Six Months Ended
	Americas	Europe*	APMEA*	Total

Reported net sales July 2, 2017	$479.2	$215.6	$30.9	$725.7
Reported net sales July 3, 2016	461.8	222.6	30.9	715.3
Dollar change	$17.4	$(7.0)	$—	$10.4
Net Sales % increase (decrease)	3.8%	-3.1%	0.0%	1.5%
Decrease due to foreign exchange	—	3.6%	0.8%	1.2%
Decrease due to divestitures	0.8%	0.0%	0.2%	0.5%
(Increase) due to acquisition	-6.0%	—	-4.4%	-4.0%
subtotal	-5.2%	3.6%	-3.4%	-2.3%
Organic sales (decrease) increase	-1.4%	0.5%	-3.4%	-0.8%

* 2016  results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH OUTFLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	July 2,	July 3,
	2017	2016

Net cash provided by operations - as reported	$9.0	$7.8
Less: additions to property, plant, and equipment	(11.0)	(19.2)
Plus: proceeds from the sale of property, plant, and equipment	0.1	—
Free cash outflow	$(1.9)	$(11.4)

Net income - as reported	$48.9	$44.8

Cash conversion rate of free cash outflow to net income	-3.9%	-25.4%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	July 2,	December 31,
	2017	2016

Current portion of long-term debt	$37.9	$139.1
Plus: Long-term debt, net of current portion	510.4	511.3
Less: Cash and cash equivalents	(217.5)	(338.4)
Net debt	$330.8	$312.0

Net debt	$330.8	$312.0
Plus: Total stockholders’ equity	797.2	736.3
Capitalization	$1,128.0	$1,048.3

Net debt to capitalization ratio	29.3%	29.8%